Exhibit 99.1

SATCON® REPORTS FIRST QUARTER 2012 FINANCIAL RESULTS

Boston, Massachusetts — May 9, 2012 - Satcon Technology Corporation® (NASDAQ CM:SATC), a leading provider of utility scale power conversion solutions for the renewable energy market, today announced its results for the first quarter ended March 31, 2012.

Revenue for the first quarter of 2012 was $24.3 million, compared with revenue of $36.0 million in the fourth quarter of 2011, reflecting the anticipated seasonal slowdown in installations during the winter months.  During the quarter, the company shipped 98 MWs of its industry-leading PowerGate® Plus, Prism® Platform, and Equinox® solutions.  North America continued to be the company’s strongest performing region in Q1, representing 96% of total revenue and megawatts shipped.

Gross margin for the quarter was 1%, compared with -64% in the fourth quarter of 2011.  The company’s gross margin performance was impacted by seasonally lower sales volumes and the closing of its Canadian manufacturing facility, where Satcon transferred its manufacturing to contract manufacturers in China and Canada.

Bookings for the first quarter were approximately $45.6 million, including $3.1 million in service and extended warranty, an increase of approximately 134% from the fourth quarter of 2011 and 29% from the first quarter of 2011. In addition, the first quarter of 2012 was the company’s most successful bookings period in four quarters, with a book-to-bill ratio of 1.9:1.

“During the first quarter, we made significant progress on our strategic initiative and operating plan,” said Steve Rhoades, Satcon’s President and Chief Executive Officer.  “We improved our operational efficiency by reducing costs of our central inverter and MV platform product lines, and moved to a variable, contract manufacturing model with the closure of our Canada facility.  We also strengthened our balance sheet and further reduced our working capital, while paying down a significant portion of our short- and long-term debt.  These actions have strengthened our cash flow position and have provided sufficient liquidity to meet our obligations and pursue our long-term growth strategy.”

“We expect Q2 revenue to be between $24 million and $28 million, and gross margin to be in the mid- to high-teens,” concluded Rhoades.

Conference Call Reminder

The company will hold a conference call to review its financial results and business highlights today, May 9, 2012 at 5:00 p.m. ET.  During the conference call, the company may answer questions concerning business and financial developments and trends, and other business and financial matters. The company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call will be webcast live over the Internet and can be accessed on the Investor Relations section of the company’s website at http://investor.satcon.com.  The conference call also can be accessed by dialing (877) 407-8289 (U.S. and Canada) or (201) 689-8341 (International).  Interested parties that are unable to listen to the live call may access an archived version of the webcast on Satcon’s website.

About Satcon

Satcon Technology Corporation is a leading provider of utility-grade power conversion solutions for the renewable energy market, enabling the industry’s most advanced, reliable and proven clean energy alternatives.  For more than ten years, Satcon has designed and delivered advanced power conversion products that enable large-scale producers of renewable energy to convert the clean energy they produce into grid-connected efficient and reliable power.  To learn more about Satcon, please visit http://www.Satcon.com.

Safe Harbor

Statements made in this document that are not historical facts or which apply prospectively are forward-looking statements that involve risks and uncertainties.  These forward-looking statements are identified by the use of terms and phrases such as “will,” “intends,” “believes,” “expects,” “plans,” “anticipates” and similar expressions.  Forward looking statements contained in this press release include, without limitation, the company’s expectations (i) that second-quarter 2012 revenue will between $25 million and $30 million; (ii) that gross margin will be in the mid-to high-teens; and (iii) regarding its future prospects.  Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the company’s expectation.  Additional information concerning risk factors is contained from time to time in the company’s SEC filings, including its Annual Report on Form 10-K and other periodic reports filed with the SEC.  Forward-looking statements contained in this press release speak only as of the date of this release.  Subsequent events or circumstances occurring after such date may render these statements incomplete or out of date.  The company expressly disclaims any obligation to update the information contained in this release.

Contact

Leah Gibson

Director of Investor Relations

Satcon Technology Corporation
(617) 910-5515
leah.gibson@Satcon.com

SATCON TECHNOLOGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$15,916,614	$21,586,497
Accounts receivable, net of allowances of $3,400,492 and $2,231,616 at March 31, 2012 and December 31, 2011, respectively	34,087,346	46,082,592
Inventory	46,029,526	49,937,028
Note receivable	100,000	4,114,388
Prepaid expenses and other current assets	2,085,174	2,468,202
Total current assets	98,218,660	124,188,707
Property and equipment, net	10,565,644	11,091,910
Other long-term assets	576,990	676,850
Total assets	$109,361,294	$135,957,467
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Line of credit	$20,487,546	$34,675,000
Accounts payable	55,040,479	51,955,218
Accrued payroll and payroll related expenses	2,142,444	3,011,981
Other accrued expenses	7,473,788	6,959,197
Accrued restructuring costs	896,285	1,543,830
Note payable, current portion, net of discount of $273,796 and $320,592 at March 31, 2012 and December 31, 2011, respectively	4,093,930	3,912,600
Current portion of subordinated convertible note	10,360,000	12,369,336
Current portion of deferred revenue	3,460,394	6,015,235
Total current liabilities	103,954,866	120,442,397
Warrant liabilities	50,000	131,530
Note payable, net of current portion and discount of $71,275 and $120,931 at March 31, 2012 and December 31, 2011, respectively	4,010,117	5,104,157
Subordinated convertible note, net of current portion	—	5,870,664
Deferred revenue, net of current portion	27,194,160	25,525,032
Other long-term liabilities	715,076	709,986
Total liabilities	135,924,219	157,783,766

Commitments and contingencies

Stockholders’ deficit:
Preferred stock; $0.01 par value 1,000,000 shares authorized, 0 shares issued and outstanding at March 31, 2012 and December 31, 2011	—	—
Common stock; $0.01 par value, 200,000,000 shares authorized; 135,125,036 and 121,803,656 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	1,351,251	1,218,037
Additional paid-in capital	314,109,889	305,310,085
Accumulated deficit	(340,594,497)	(326,924,853)
Accumulated other comprehensive loss	(1,429,568)	(1,429,568)
Total stockholders’ deficit	(26,562,925)	(21,826,299)
Total liabilities and stockholders’ deficit	$109,361,294	$135,957,467

SATCON TECHNOLOGY CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31, 2012	March 31, 2011
Product revenue	$24,288,514	$62,004,937
Cost of product revenue	24,127,818	47,132,525
Gross margin	160,696	14,872,412

Operating expenses:
Research and development	3,236,226	6,136,333
Selling, general and administrative	9,975,174	10,223,313
Restructuring charges	292,221	—
Total operating expenses	13,503,621	16,359,646

Operating loss	(13,342,925)	(1,487,234)

Change in fair value of convertible note and warrants	450,041	123,561
Other income (expense), net	116,567	(199,856)
Interest income	455	151
Interest expense	(893,782)	(575,249)
Net loss before provision for income taxes	(13,669,644)	(2,138,627)
Provision for income taxes	—	—
Net loss	(13, 669,644)	(2,138,627)

Net loss per weighted average share, basic and diluted	$(0.11)	$(0.02)

Weighted average number of common shares, basic and diluted	128,096,372	118,726,322